Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 29, 2022, Targa Resources Corp. (“Targa” or the “Company”) closed on the acquisition of Lucid Energy Delaware, LLC (“Lucid”) from affiliates of Riverstone Holdings LLC and Goldman Sachs Asset Management for approximately $3.5 billion in cash (the “Lucid Acquisition”), subject to customary closing adjustments.

The following unaudited pro forma combined financial statements (“pro forma financial statements”) are based on Targa’s historical consolidated financial statements and Lucid Energy Group II LLC’s (“Lucid Parent”) historical consolidated financial statements, as adjusted, to give effect to the Lucid Acquisition. The Pro Forma financial statements are based on the historical financial statements of Lucid Parent because substantially all of its operating assets and liabilities are those of Lucid. The unaudited pro forma combined balance sheet as of March 31, 2022 has been prepared to give effect to the acquisition as if it had occurred on March 31, 2022. The unaudited pro forma combined statement of operations for the three months ended March 31, 2022 and year ended December 31, 2021 have been prepared to give effect to the acquisition as if it had occurred on January 1, 2021. The pro forma financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and related notes of Targa that are included in Targa’s Annual Report on Form 10-K for the year ended December 31, 2021 and Targa’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 and the historical consolidated financial statements and related notes of Lucid Parent which are filed as Exhibit 99.1 to this current report on Form 8-K.

The pro forma financial statements reflect adjustments to Lucid Parent’s historical consolidated financial statements to exclude the impact of operations and debt not acquired or assumed by Targa and to conform Lucid Parent’s accounting policies to those of Targa. The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition, including the preliminary purchase price allocation. Targa funded the Lucid Acquisition with (i) $1.5 billion in proceeds drawn under its 3-year term loan facility; (ii) $1.25 billion from its underwritten public offering of senior notes that closed in July 2022; and (iii) $800 million drawn on its $2.75 billion revolving credit facility. These borrowings resulted in debt issuance costs of $16.8 million. The adjustments related to the issuance of this debt are shown in a separate column as “other transaction accounting adjustments.”

The pro forma financial statements reflect preliminary estimates of the fair values of assets acquired and liabilities assumed, pending the completion of valuation procedures, and are based on the application of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, “Business Combinations.” These fair value estimates may be revised during the measurement period to reflect the final valuation based on updated information and revised assumptions. The final valuation of property, plant and equipment and intangible assets could differ materially from the preliminary valuation used in the transaction accounting adjustments.

The pro forma financial statements do not give effect to any cost savings, operating synergies, or revenue enhancements expected to result from the Lucid Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements.

The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the Company’s financial condition or results of operations that would have occurred had the transaction been consummated at the beginning of the period presented, nor are they necessarily indicative of future results. Actual results may differ significantly from those reflected in the pro forma financial statements for various reasons.

TARGA RESOURCES CORP.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

(in millions)

		Targa Historical	Lucid Historical, As Adjusted (Note 2)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents		$135.9	$89.4	$(3,524.7)	(a)	$3,533.2	(g)	$154.3
				(79.5)	(b)
Trade receivables, net of allowances of $0.1 million		1,567.2	207.5	10.2	(b)	—		1,769.3
				(15.6)	(c)
Inventories		97.5	—	0.6	(b)	—		98.1
Assets from risk management activities		22.0	—	—		—		22.0
Other current assets		77.9	5.7	(2.3)	(b)	—		81.3

Total current assets		1,900.5	302.6	(3,611.3)		3,533.2		2,125.0

Property, plant and equipment, net		11,653.0	1,306.1	377.0	(d)	—		13,336.1
Intangible assets, net		1,066.8	—	1,881.6	(d)	—		2,948.4
Long-term assets from risk management activities		7.3	—	—		—		7.3
Investments in unconsolidated affiliates		579.8	—	—		—		579.8
Goodwill		45.2	173.4	(173.4)	(d)	—		45.2
Other long-term assets		42.8	85.0	(29.6)	(d)	—		98.2

Total assets		$15,295.4	$1,867.1	$(1,555.7)		$3,533.2		$19,140.0

LIABILITIES, SERIES A PREFERRED STOCK AND OWNERS’ EQUITY
Current liabilities:
Accounts payable		$1,803.5	$11.0	$10.3	(b)	$—		$1,824.8
Accrued liabilities		202.5	207.2	(3.2)	(b)	—		405.2
				(15.6)	(c)
				14.3	(e)
Distributions payable		46.3	—	—		—		46.3
Interest payable		74.5	—	—		—		74.5
Liabilities from risk management activities		499.8	—	—		—		499.8
Current debt obligations		283.8	2.2	—		—		286.0

Total current liabilities		2,910.4	220.4	5.8		—		3,136.6

Long-term debt		6,964.9	17.8	—		3,533.2	(g)	10,515.9
Long-term liabilities from risk management activities		267.2	—	—		—		267.2
Deferred income taxes, net		88.0	—	—		—		88.0
Other long-term liabilities		297.9	64.0	17.7	(b)	—		379.6
Contingencies
Series A Preferred 9.5% Stock, $1,000 per share liquidation preference (1,200,000 shares authorized, 919,300 shares issued and outstanding)		749.7	—	—		—		749.7
Owners’ equity:
Targa Resources Corp. stockholders’ equity:
Common stock ($0.001 par value, 450,000,000 shares authorized)		0.2	—	—		—		0.2
Issued	Outstanding
237,199,124	228,180,573
Preferred stock ($0.001 par value, after designation of Series A Preferred Stock: 98,800,000 shares authorized, no shares issued and outstanding)		—	—	—		—		—
Additional paid-in capital		4,125.8	1,541.9	(1,541.9)	(f)	—		4,125.8
Retained earnings (deficit)		(1,734.3)	23.0	(23.0)	(f)	—		(1,748.6)
				(14.3)	(e)
Accumulated other comprehensive income (loss)		(418.4)	—	—		—		(418.4)
Treasury stock, at cost (9,018,551 shares)		(276.3)	—	—		—		(276.3)

Total Targa Resources Corp. stockholders’ equity		1,697.0	1,564.9	(1,579.2)		—		1,682.7
Noncontrolling interests		2,320.3	—	—		—		2,320.3

Total owners’ equity		4,017.3	1,564.9	(1,579.2)		—		4,003.0

Total liabilities, Series A Preferred Stock and owners’ equity		$15,295.4	$1,867.1	$(1,555.7)		$3,533.2		$19,140.0

See accompanying notes to the unaudited pro forma combined financial statements.

TARGA RESOURCES CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2022

(in millions, except per share data)

		Lucid Historical,	Transaction		Other Transaction
	Targa	As Adjusted	Accounting		Accounting		Pro Forma
	Historical	(Note 2)	Adjustments		Adjustments		Combined
Revenues:
Sales of commodities	$4,566.2	$5.6	$—		$—		$4,571.8
Fees from midstream services	392.9	128.4	(34.9)	(c)	—		486.4

Total revenues	4,959.1	134.0	(34.9)		—		5,058.2
Costs and expenses:
Product purchases and fuel	4,204.1	16.1	(34.9)	(c)	—		4,185.3
Operating expenses	183.5	24.4			—		207.9
Depreciation and amortization expense	209.1	14.3	49.5	(h)	—		272.9
General and administrative expense	67.1	7.9	—		—		75.0
Other operating (income) expense	(0.5)	(0.2)	—		—		(0.7)

Income (loss) from operations	295.8	71.5	(49.5)		—		317.8
Other income (expense):
Interest expense, net	(93.6)	(0.1)	—		(43.2)	(g)	(136.9)
Equity earnings (loss)	5.6	—	—		—		5.6
Gain (loss) from financing activities	(15.8)	—	—		—		(15.8)
Other, net	(0.5)	—	—		—		(0.5)

Income (loss) before income taxes	191.5	71.4	(49.5)		(43.2)		170.2
Income tax (expense) benefit	(22.9)	—	(4.9)	(i)	9.5	(i)	(18.3)

Net income (loss)	168.6	71.4	(54.4)		(33.7)		151.9
Less: Net income (loss) attributable to noncontrolling interests	80.6	—	—		—		80.6

Net income (loss) attributable to Targa Resources Corp.	88.0	71.4	(54.4)		(33.7)		71.3
Premium on repurchase of noncontrolling interests, net of tax	53.1	—	—		—		53.1
Dividends on Series A Preferred Stock	21.8	—	—		—		21.8

Net income (loss) attributable to common shareholders	$13.1	$71.4	$(54.4)		$(33.7)		$(3.6)

Net income (loss) per common share - basic	$0.06	$0.31	$(0.24)		$(0.15)		$(0.02)

Net income (loss) per common share - diluted	$0.06	$0.31	$(0.23)		$(0.15)		$(0.01)

Weighted average shares outstanding - basic	228.5						228.5

Weighted average shares outstanding - diluted	232.4						232.4

See accompanying notes to the unaudited pro forma combined financial statements.

TARGA RESOURCES CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2021

(in millions, except per share data)

	Targa Historical	Lucid Historical, As Adjusted (Note 2)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Sales of commodities	$15,602.5	$24.9	$—		$—		$15,627.4
Fees from midstream services	1,347.3	491.3	(18.2)	(c)	—		1,820.4

Total revenues	16,949.8	516.2	(18.2)		—		17,447.8
Costs and expenses:
Product purchases and fuel	13,729.5	61.9	(18.2)	(c)	—		13,773.2
Operating expenses	747.0	90.0	—		—		837.0
Depreciation and amortization expense	870.6	56.6	198.6	(h)	—		1,125.8
General and administrative expense	273.2	31.4	14.3	(e)	—		318.9
Impairment of long-lived assets	452.3	—	—		—		452.3
Other operating (income) expense	12.4	1.8	—		—		14.2

Income (loss) from operations	864.8	274.5	(212.9)		—		926.4
Other income (expense):
Interest expense, net	(387.9)	(1.3)	—		(172.7)	(g)	(561.9)
Equity earnings (loss)	(23.9)	—	—		—		(23.9)
Gain (loss) from financing activities	(16.6)	—	—		—		(16.6)
Change in contingent considerations	(0.1)	—	—		—		(0.1)
Other, net	0.6	—	—		—		0.6

Income (loss) before income taxes	436.9	273.2	(212.9)		(172.7)		324.5
Income tax (expense) benefit	(14.8)	—	(13.4)	(i)	38.5	(i)	10.3

Net income (loss)	422.1	273.2	(226.3)		(134.2)		334.8
Less: Net income (loss) attributable to noncontrolling interests	350.9	—	—		—		350.9

Net income (loss) attributable to Targa Resources Corp.	71.2	273.2	(226.3)		(134.2)		(16.1)
Dividends on Series A Preferred Stock	87.3	—	—		—		87.3

Net income (loss) attributable to common shareholders	$(16.1)	$273.2	$(226.3)		$(134.2)		$(103.4)

Net income (loss) per common share - basic	$(0.07)	$1.20	$(0.99)		$(0.59)		$(0.45)

Net income (loss) per common share - diluted	$(0.07)	$1.20	$(0.99)		$(0.59)		$(0.45)

Weighted average shares outstanding - basic	228.6						228.6

Weighted average shares outstanding - diluted	228.6						228.6

See accompanying notes to the unaudited pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma financial information has been derived from Targa’s Annual Report on Form 10-K for the year ended December 31, 2021, Targa’s Form 10-Q for the three months ended March 31, 2022, Lucid Parent’s audited financial statements for the year ended December 31, 2021 which are filed as Exhibit 99.1 to this current report on Form 8-K, and Lucid Parent’s unaudited financial statements for the three months ended March 31, 2022 which are filed as Exhibit 99.1 to this current report on Form 8-K. Certain Lucid Parent historical amounts have been adjusted to exclude the impact of operations and debt not acquired or assumed by Targa and to conform Lucid Parent’s accounting policies to those of Targa. See Note 2. Adjustments to Lucid Parent’s Historical Financial Statements for additional information. The pro forma balance sheet is presented as if the Lucid Acquisition had been completed on March 31, 2022. The pro forma statements of operations are presented as if the Lucid Acquisition had been completed on January 1, 2021.

Note 2. Adjustments to Lucid Parent’s Historical Financial Statements

Certain adjustments have been made to Lucid Parent’s historical consolidated financial statements to exclude the impact of operations and debt not acquired or assumed by Targa and to conform Lucid Parent’s accounting policies to those of Targa. These adjustments are shown and described below.

LUCID ENERGY GROUP II LLC

CONDENSED CONSOLIDATED BALANCE SHEET (AS ADJUSTED)

AS OF MARCH 31, 2022

(in millions)

	Lucid Historical	Adjustments		Lucid Historical, As Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$89.4	$—		$89.4
Accounts receivable, net of allowance of $3.6 million	209.2	(1.7)	(i)	207.5
Prepaid expenses and other current assets	5.7	—		5.7	(v)

Total current assets	304.3	(1.7)		302.6
NON-CURRENT ASSETS:
Property, plant and equipment	1,502.7	4.9	(ii)	1,507.6
Accumulated depreciation	(201.5)	—		(201.5)

Property, plant and equipment, net	1,301.2	4.9		1,306.1
Goodwill	173.4	—		173.4
Other assets	31.8	55.3	(ii)	85.0
		(2.1)	(iii)

Total non-current assets	1,506.4	58.1		1,564.5

TOTAL ASSETS	$1,810.7	$56.4		$1,867.1

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$11.0	$—		$11.0
Accrued liabilities	175.0	23.2	(ii)	196.0	(v)
		(1.7)	(iii)
		(0.5)	(i)
Current asset retirement obligations	0.5	—		0.5	(v)
Current deferred revenue	10.5	—		10.5	(v)
Current portion of notes payable	15.0	(15.0)	(iii)	—
Current obligation under capital leases	1.9	0.3	(ii)	2.2	(v)
Other current liabilities	0.2	—		0.2	(v)

Total current liabilities	214.1	6.3		220.4
NON-CURRENT LIABILITIES
Notes payable, net of current portion and deferred financing costs	1,455.3	(1,455.3)	(iii)	—
Capital lease obligations	8.6	9.2	(ii)	17.8	(v)
Asset retirment obligations	9.4	—		9.4	(v)
Deferred revenue	21.3	—		21.3	(v)
Other liabilities	0.4	32.9	(ii)	33.3	(v)

Total non-current liabilities	1,495.0	(1,413.2)		81.8

TOTAL LIABILITIES	1,709.1	(1,406.9)		302.2

EQUITY:
Members’ capital	78.6	1,463.3	(i),(ii),(iii)	1,541.9
Accumulated earnings (deficit)	23.0	—		23.0

Total equity	101.6	1,463.3		1,564.9

TOTAL LIABILITIES AND EQUITY	$1,810.7	$56.4		$1,867.1

LUCID ENERGY GROUP II LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (AS ADJUSTED)

THREE MONTHS ENDED MARCH 31, 2022

(in millions)

	Lucid Historical	Adjustments		Lucid Historical, As Adjusted
REVENUES:
Product sales	$5.6	$—		$5.6	(v)
Fee revenue	128.4	—		128.4	(v)

Total revenues	134.0	—		134.0
COSTS AND OPERATING EXPENSES:
Cost of sales	5.6	10.5	(iv)	16.1	(v)
Operating expenses	34.9	(10.5)	(iv)	24.4
General and administrative expense	7.9	—		7.9
Depreciation, accretion and amortization expense	14.3	—		14.3	(v)
(Gain) loss on asset disposal	(1.6)	1.4	(i)	(0.2)	(v)

Total costs and operating expenses	61.1	1.4		62.5

OPERATING INCOME	72.9	(1.4)		71.5

OTHER INCOME (EXPENSE):
Interest and other income	0.2	—		0.2	(v)
Interest expense	(20.2)	19.9	(iii)	(0.3)	(v)
Loss on interest rate derivatives	—	—		—

Total other expense	(20.0)	19.9		(0.1)

INCOME BEFORE TAXES	52.9	18.5		71.4
Income tax benefit	—	—		—

NET INCOME	$52.9	$18.5		$71.4

LUCID ENERGY GROUP II LLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (AS ADJUSTED)

YEAR ENDED DECEMBER 31, 2021

(in millions)

	Lucid Historical	Adjustments		Lucid Historical, As Adjusted
REVENUES:
Product sales	$25.8	$(0.9)	(i)	$24.9	(v)
Fee revenue	499.0	(7.7)	(i)	491.3	(v)

Total revenues	524.8	(8.6)		516.2
COSTS AND OPERATING EXPENSES:
Cost of sales	25.8	37.0	(iv)	61.9	(v)
		(0.9)	(i)
Operating expenses	132.2	(37.0)	(iv)	90.0
		(5.2)	(i)
General and administrative expense	36.2	(4.8)	(i)	31.4
Depreciation, accretion and amortization expense	62.5	(5.9)	(i)	56.6	(v)
Loss on asset disposal	106.7	(104.9)	(i)	1.8	(v)

Total costs and operating expenses	363.4	(121.7)		241.7

OPERATING INCOME	161.4	113.1		274.5

OTHER INCOME (EXPENSE):
Interest and other income (expense)	—	—		—
Interest expense	(62.7)	59.7	(iii)	(1.3)	(v)
		1.7	(i)
Loss on extinguishment of debt	(26.6)	26.6	(iii)	—
Loss on interest rate derivatives	(0.1)	(0.1)	(iii)	—
		0.2	(i)

Total other expense	(89.4)	88.1		(1.3)

INCOME BEFORE TAXES	72.0	201.2		273.2
Income tax benefit	2.1	(2.1)	(i)	—

NET INCOME	$74.1	$199.1		$273.2

(i) Reflects adjustments to Lucid Parent’s historical financial statements to exclude the impact of operations previously sold by Lucid Parent, prior to Targa’s acquisition of Lucid. The impact of adjustments on the condensed consolidated balance sheet as of March 31, 2022 is offset to members’ capital.

(ii) FASB ASC 842, “Leases” allows for different adoption dates for certain companies. As a result, Targa adopted ASC 842 on January 1, 2019, whereas Lucid Parent had not yet adopted ASC 842 as of March 31, 2022. These adjustments reflect the recognition of lease liabilities and right-of-use assets for Lucid Parent’s operating and finance leases in accordance with ASC 842, with the offsetting impact to members’ capital. The impact of the application of ASC 842 for Lucid Parent’s operating and finance leases on the unaudited proforma combined statements of operations was not material.

(iii) Reflects adjustments to Lucid Parent’s historical financial statements to exclude Lucid Parent’s debt (including impact associated with interest expense and debt issuance cost amortization), which was not assumed by Targa. The impact of adjustment on the condensed consolidated balance sheet as of March 31, 2022 is offset to members’ capital.

(iv) Reflects adjustments to reclassify Lucid Parent’s power costs previously included in operating expenses to cost of sales to conform to Targa’s accounting policy.

(v) For pro forma purposes, certain balance sheet and income statement line items presented by Lucid Parent under GAAP have been reclassified to align with the presentation used by Targa under GAAP. These reclassifications are as follows:

•	Lucid Parent’s prepaid expenses and other current assets line item to Targa’s other current assets line item.

•	Lucid Parent’s accrued liabilities, current asset retirement obligations, current deferred revenue, and other current liabilities line items to Targa’s accrued liabilities line item.

•	Lucid Parent’s current obligation under capital leases line item to Targa’s current debt obligations line item.

•	Lucid Parent’s capital lease obligations line item to Targa’s long-term debt line item.

•	Lucid Parent’s asset retirement obligations, deferred revenue, and other liabilities line items to Targa’s other long-term liabilities line item.

•	Lucid Parent’s product sales line item to Targa’s sales of commodities line item.

•	Lucid Parent’s fee revenue line item to Targa’s fees from midstream services line item.

•	Lucid Parent’s cost of sales line item to Targa’s product purchases and fuel line item.

•	Lucid Parent’s depreciation, accretion and amortization expense line item to Targa’s depreciation and amortization expense line item.

•	Lucid Parent’s (gain) loss on asset disposal line item to Targa’s other operating (income) expense line item.

•	Lucid Parent’s interest and other income and interest expense line items to Targa’s interest expense, net line item.

Note 3. Purchase Price Allocation

Targa has determined it is the accounting acquirer in the Lucid Acquisition, which will be accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the purchase price to the fair value of assets acquired and liabilities assumed is based upon Targa management’s estimates and assumptions using currently available information. The purchase price allocation and the resulting effect on Targa’s financial position and results of operations may be subject to change as the Company monitors and interprets the impact that new information may have on the fair value of assets acquired and liabilities assumed. The final valuation of property, plant and equipment and intangible assets could differ materially from the preliminary valuation used in the transaction accounting adjustments. The Company expects to finalize the purchase price allocation as soon as practicable.

The following table presents the preliminary purchase price allocation among the assets acquired and liabilities assumed (in millions):

Consideration transferred:
Cash	$3,524.7

Total consideration transferred	$3,524.7
Fair value of assets acquired:
Cash and cash equivalents	$9.9
Trade receivables, net of allowances	217.7
Inventories	0.6
Other current assets	3.4
Property, plant and equipment, net	1,683.1
Intangible assets, net	1,881.6
Other long-term assets	55.4

Total assets acquired	$3,851.7
Fair value of liabilities assumed:
Accounts payable	$21.3
Accrued liabilities	204.0
Current debt obligations	2.2
Long-term debt	17.8
Other long-term liabilities	81.7

Total liabilities assumed	$327.0

Acquired assets and liabilities assumed	$3,524.7

Note 4. Transaction Accounting Adjustments

Adjustments included in the columns labeled “transaction accounting adjustments” and “other transaction accounting adjustments” in the pro forma financial statements are as follows:

(a) Represents the payment of the preliminary purchase price to acquire Lucid.

(b) Reflects adjustments to record the assets acquired (other than long-lived assets as noted in (d) below) and liabilities assumed in the transaction at their current values as detailed in Note 3. Purchase Price Allocation.

(c) Reflects elimination of activity between Targa and Lucid, prior to Targa’s acquisition of Lucid.

(d) Reflects adjustments to record the long-lived assets acquired in the transaction at fair value based on the acquisition method of accounting.

(e) Reflects the accrual of nonrecurring transaction costs of approximately $14.3 million incurred by Targa subsequent to March 31, 2022. These costs are reflected as an adjustment to accrued liabilities on the pro forma combined balance sheet, with the offset to retained earnings (deficit). This amount is also included as an adjustment to general and administrative expense in the pro forma combined statement of operations for the year ended December 31, 2021.

(f) Reflect elimination of Lucid Parent’s historical owners’ equity balances in accordance with the acquisition method of accounting.

(g) Reflects adjustments to record Targa’s borrowings of $3.55 billion to finance the Lucid acquisition and associated debt issuance costs of $16.8 million. These adjustments also include amortization of debt issuance costs and interest expense. Interest expense associated with the senior notes was calculated utilizing the applicable fixed rates. For the variable interest rate borrowings under the three-year term loan facility and the revolving credit facility, current interest rates reasonably close to this Form 8-K/A filing date, of 4.1% and 4.6%, respectively, were utilized. A one eighth percentage change in interest rates on the variable rate borrowings would result in effects of $2.9 million and $0.7 million on our interest expense, net for the year ended December 31, 2021 and three months ended March 31, 2022, respectively.

(h) Reflects adjustments to remove historical depreciation and amortization expense and record depreciation and amortization expense utilizing a straight-line approach based on the preliminary fair values of property, plant and equipment and intangible assets, respectively. Depreciation expense is estimated based on a useful life of 20 years. Amortization expense is estimated based on a useful life of 11 years. Targa will subsequently determine and finalize the depreciation and amortization methods and estimated useful lives to be utilized for the Lucid acquisition.

(i) Reflects the tax effect of the transaction accounting adjustments and Lucid Parent’s historical income (loss) before income taxes for the pro forma periods based on Targa’s blended statutory rate of 22.3%.